Exhibit 99.1

DESCRIPTION OF MDC DELAWARE, MDC STAGWELL HOLDINGS INC. AND STAGWELL INC. CAPITAL STOCK

The rights of shareholders in MDC Delaware after the Redomiciliation but before the Business Combination will be the same as the rights of shareholders in MDC Stagwell Holdings Inc. after the MDC Merger and the shareholders in Stagwell Inc. after completion of the Proposed Transactions, except that the MDC Delaware Series 6 Shares shall carry a voting right with respect to the MDC Merger. Except as otherwise noted, references below to the Combined Company Certificate of Incorporation, Combined Company Bylaws, Combined Company Shares, the Combined Company Shareholders and Combined Company Board apply equally to each of the MDC Delaware Certificates of Incorporation and the certificate of incorporation of MDC Stagwell Holdings Inc. (the “MDC Stagwell Holdings Inc. Certificate of Incorporation”), each of the MDC Delaware Bylaws and the by-laws of MDC Stagwell Holdings Inc. (the “MDC Stagwell Holdings Inc. Bylaws”), each of the MDC Delaware Shares and the shares of MDC Stagwell Holdings Inc. common stock and preferred stock, each of the MDC Delaware Shareholders and the holders of shares of MDC Stagwell Holdings Inc. common stock and preferred stock, and each of the MDC Delaware Board and the board of directors of MDC Stagwell Holdings Inc., respectively.

The following description of MDC Delaware’s, MDC Stagwell Holdings Inc.’s and Stagwell Inc.’s capital stock is a summary. This summary is qualified by the complete text of the MDC Delaware Certificate of Incorporation and MDC Delaware Bylaws to be in effect upon completion of the Redomiciliation, the complete text of the MDC Stagwell Holdings Inc. Certificate of Incorporation and MDC Stagwell Holdings Inc. Bylaws to be in effect upon completion of the Reorganization, and the complete text of the certificate of incorporation of Stagwell Inc. and the by-laws of Stagwell Inc. to be in effect upon completion of the Proposed Transactions, which will be substantially in the forms attached as Annexes Q, R, A, and B, respectively, to the proxy statement/prospectus filed on Form 424B3 on May 10, 2021 (the “Proxy Statement/Prospectus”), as supplemented by the supplement to the Proxy Statement/Prospectus filed on Form 8-K on July 13, 2021 and the supplement to the Proxy Statement/Prospectus filed on Form 8-K on July 19, 2021. We encourage you to read those documents carefully. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Proxy Statement/Prospectus.

There are differences between MDC Canada’s articles of amalgamation and by-laws and the MDC Delaware Certificate of Incorporation and MDC Delaware Bylaws as they are expected to be in effect upon completion of the Redomiciliation and the Combined Company Certificate of Incorporation and Combined Company Bylaws as they will be in effect upon the completion of the Business Combination, especially relating to changes that are required by Delaware law. The MDC Delaware Certificate of Incorporation and MDC Delaware Bylaws and the Combined Company Certificate of Incorporation and Combined Company Bylaws provide for certain provisions customarily provided with respect to publicly-traded Delaware corporations.

General

The Combined Company Certificate of Incorporation will authorize 1,000,000,000 shares of Class A Common Stock, par value $0.001 per share, 5,000 shares of Class B Common Stock, $0.001 par value per share, 250,000,000 shares of Class C Common Stock, $0.00001 par value per share, and 200,000,000 shares of Preferred Stock, $0.001 par value per share, of which (i) 95,000 shares will be designated as “Series 4 Convertible Preferred Stock”, (ii) 30,000,000 shares will be designated as “Series 5 Convertible Preferred Stock”, (iii) 50,000 shares will be designated as “Series 6 Convertible Preferred Stock” and (iv) 20,000,000 shares will be designated as “Series 7 Convertible Preferred Stock”.

Common Stock

Voting Rights

Each holder of (i) Combined Company Class A Common Shares will be entitled to one vote, (ii) Combined Company Class B Common Shares will be entitled to twenty votes and (iii) Combined Company Class C Common Shares will be entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. In any uncontested election of directors, each person receiving a majority of the votes cast shall be elected. In any contested election of directors, the persons receiving a plurality of the votes cast shall be elected. Accordingly, holders of a majority of the voting power will be able to elect all of the directors of the Combined Company, subject to the rights, if any, of holders of any series of Preferred Stock to elect additional directors under specific circumstances. Unless otherwise required by law, other actions by the stockholders will be authorized by the affirmative vote of holders of a majority of the voting power of the capital shares present in person or by proxy at the meeting such action is taken.

In addition, the MDC Delaware Series 6 Shares shall each carry 2,000 votes with respect to the MDC Merger.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of any series of Combined Company Preferred Shares, holders of Combined Company Class A Common Shares and Combined Company Class B Common Shares will be entitled to receive dividends, if any, as may be declared from time to time by the Combined Company Board out of legally available funds. Holders of Combined Company Class C Common Shares shall not be entitled to receive dividends. Declaration and payment of any dividend will be subject to the discretion of the Combined Company Board and may be paid in cash, in property or in Combined Company Common Shares. If the Combined Company Board declares a dividend on the Combined Company Class A Common Shares, it shall declare a dividend on the Combined Company Class B Common Shares in an amount equal to or, in its discretion, lesser per share than on the Combined Company Class A Common Shares, and if the Combined Company Board declares a dividend on the Combined Company Class B Common Shares, it shall declare a dividend on the Combined Company Class A Common Shares in an amount equal to or, in its discretion, greater per share than on the Combined Company Class B Common Shares.

Further, after the Proposed Transactions, the Combined Company will be a holding company and its principal asset will be its ownership of OpCo Common Units and OpCo Preferred Units. The Combined Company will have no independent means of generating revenue or cash flow, and the Combined Company’s ability to make dividends will be dependent upon the financial results and cash flows of OpCo and its subsidiaries and distributions the Combined Company receive from OpCo.

Liquidation

In the event of or the Combined Company’s liquidation, dissolution or winding up, holders of Combined Company Common Shares will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Combined Company’s debts and other liabilities and the satisfaction of any liquidation preference or other similar rights granted to the holders of any then outstanding shares of any series of Preferred Stock.

Rights and Preferences

Holders of Combined Company Common Shares will have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Combined Company Common Shares (other than, with respect to Combined Company Class C Common Shares, as set forth in the A&R OpCo LLC Agreement). Holders of Combined Company Class B Common Shares will have the right, at their election, to convert such shares into Combined Company Class A Common Shares on a one-to-one basis, and holders of Combined Company Class A Common Shares shall have the right to convert such shares to Combined Company Class B Common Shares on a one-to-one basis in connection with the occurrence of certain events related to an offer to purchase all Combined Company Class B Common Shares. The rights, preferences and privileges of the holders of Combined Company Common Shares will be subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that the Combined Company may designate in the future.

Fully Paid and Non-Assessable

The Combined Company Shares will be fully paid and non-assessable.

Preferred Stock

Following the Proposed Transactions, there will be two issued and outstanding series of Preferred Stock of the Combined Company, the Combined Company Series 4 Shares and the Combined Company Series 6 Shares, and two authorized but unissued series of Preferred Stock of the Combined Company, the Series 5 Convertible Preferred Stock of the Combined Company (the “Combined Company Series 5 Shares”) and the Series 7 Convertible Preferred Stock of the Combined Company (the “Combined Company Series 7 Shares”). The powers, preferences, rights, qualifications, limitations and restrictions of the Combined Company Series 4 Shares, as set forth in the Designation of the Combined Company Series 4 Shares, will be substantially similar in all respects to the rights, privileges, restrictions and conditions of the MDC Canada Series 4 Shares, as set forth in the Articles of Amendment of MDC Canada, dated as of March 7, 2017, to the MDC Canada Series 4 Shares. The Designation for the Combined Company Series 4 Shares is set forth in Exhibit A to the Combined Company Certificate of Incorporation, attached as Annex A to the Proxy Statement/Prospectus. The powers, preferences, rights, qualifications, limitations and restrictions of the Combined Company Series 5 Shares, as set forth in the Designation of the Combined Company Series 5 Shares, will be substantially similar in all respects to the rights, privileges, restrictions and conditions of the Series 5 Preference Shares of MDC Canada (the “MDC Canada Series 5 Shares”), as set forth in the Articles of Amendment of MDC Canada, dated as of March 7, 2017, to the MDC Canada Series 5 Shares. The Designation for the Combined Company Series 5 Shares is set forth in Exhibit B to the Combined Company Certificate of Incorporation, attached as Annex A to the Proxy Statement/Prospectus. The powers, preferences, rights, qualifications, limitations and restrictions of the Combined Company Series 6 Shares, as set forth in the Designation of the Combined Company Series 6 Shares, will be substantially similar in all respects to the rights, privileges, restrictions and conditions of the Combined Company Series 6 Shares, as set forth in the Articles of Amendment of MDC Canada, dated as of March 14, 2019, to the MDC Canada Series 6 Shares. The Designation for the Combined Company Series 6 Shares is set forth in Exhibit C to the Combined Company Certificate of Incorporation, attached as Annex A to the Proxy Statement/Prospectus. The powers, preferences, rights, qualifications, limitations and restrictions of the MDC Delaware Series 6 Shares, as set forth in the Designation of the MDC Delaware Series 6 Shares, will be substantially similar in all respects to the rights, privileges, restrictions and conditions of the Combined Company Series 6 Shares, as set forth in the Articles of Amendment of MDC Canada, dated as of March 14, 2019, to the MDC Canada Series 6 Shares, except that the MDC Delaware Series 6 Shares shall have a voting right with respect to the MDC Merger. The Designation for the MDC Delaware Series 6 Shares is attached as Annex S to the Proxy Statement/Prospectus. The powers, preferences, rights, qualifications, limitations and restrictions of the Combined Company Series 7 Shares, as set forth in the Designation of the Combined Company Series 7 Shares, will be substantially similar in all respects to the rights, privileges, restrictions and conditions of the MDC Canada Series 7 Convertible Preference Shares (the “MDC Canada Series 7 Shares”), as set forth in the Articles of Amendment of MDC Canada, dated as of March 14, 2019, to the MDC Canada Series 7 Shares. The Designation for the Combined Company Series 7 Shares is set forth in Exhibit D to the Combined Company Certificate of Incorporation, attached as Annex A to the Proxy/Statement Prospectus.

Following the Closing, it is anticipated that the Combined Company Series 4 Shares and the Combined Company Series 5 Shares shall be cancelled and replaced on a one-to-one basis with Combined Company Series 8 Shares and Combined Company Series 9 Shares, respectively. The terms of the Combined Company Series 8 Shares are expected to be the same as those of the Combined Company Series 4 Shares, except that (i) the conversion price shall be reduced to $5.00 and (ii) the accretion rate shall be 8.00% and from and after March 7, 2022 through March 14, 2024, the accretion rate shall be 6.00%, and from and after March 15, 2024, the accretion rate shall be 0% per annum and the base liquidation preference per convertible preference share will not increase during any period subsequent to March 14, 2024.

The Combined Company Certificate of Incorporation will not authorize any shares of Series 1, Series 2 or Series 3 preferred stock of the Company.

The Combined Company Certificate of Incorporation that will be filed with the Secretary of State of the State of Delaware will include (i) the Designation of the Combined Company Series 4 Shares, which will designate 95,000 shares of Preferred Stock as Combined Company Series 4 Shares, (ii) the Designation of the Combined Company Series 5 Shares, which will designate 30,000,000 shares of Preferred Stock as Combined Company Series 5 Shares, (iii) the Designation of the Combined Company Series 6 Shares, which will designate 50,000 shares of Preferred Stock as Combined Company Series 6 Shares, and (iv) the Designation of the Combined Company Series 7 Shares, which will designate 20,000,000 shares of Preferred Stock as Combined Company Series 7 Shares.

Except as required by law, holders of Combined Company Preferred Shares will not be entitled to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Company called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or a substantial part thereof. The terms of the Combined Company Preferred Shares will provide that such shares can convert into Combined Company Class A Common Shares; the conversion price may be reduced, which would result in the Combined Company Preferred Shares being convertible into additional Combined Company Class A Common Shares upon certain events, including distributions on the Combined Company Class A Common Shares or issuances of additional Combined Company Class A Common Shares or equity-linked securities, at a price less than the then-applicable conversion price. Further, the Combined Company Preferred Shares will rank senior to the Combined Company Class A Common Shares, which could affect the value of the Combined Company Class A Common Shares on liquidation or, as a result of contractual provisions, on a change in control transaction. For example, pursuant to the related purchase agreements, the Company has agreed, with certain exceptions, not to become party to certain change in control transactions that are approved by the MDC Board other than a qualifying transaction in which holders of MDC Canada Preferred Shares are entitled to receive cash or qualifying listed securities with a value equal to the then-applicable liquidation preference plus accrued and unpaid dividends. If dividends are declared by the Company, holders of Combined Company Preferred Shares will be entitled to receive dividends in cash or in kind in an amount equal to the dividends that would be made on a number of Combined Company Class A Common Shares that such Combined Company Preferred Shares could be converted into on the applicable record date for such dividends. Holders of Combined Company Preferred Shares will additionally be entitled to receive dividends upon the consummation of certain extraordinary transactions, in an amount that accumulates interest at a rate of 7% per annum, which rate shall increase 1% on each anniversary of certain extraordinary transactions.

In addition, the Combined Company Certificate of Incorporation will authorize the Combined Company Board from time to time to create one or more additional series of Preferred Stock by resolution and, with respect to each such series, to fix the number of shares constituting such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series, without vote or action by the Combined Company stockholders.

Annual Stockholder Meetings

The Combined Company Bylaws will provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Combined Company Board. To the extent permitted under applicable law, the Combined Company may, but is not obligated to, conduct annual stockholder meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Combined Company Certificate of Incorporation and Combined Company Bylaws and Delaware Law

Some provisions of Delaware law and the Combined Company Certificate of Incorporation and Combined Company Bylaws could make the following transactions difficult: acquisition of the Combined Company by means of a tender offer, merger or otherwise, or removal of incumbent officers and directors of the Combined Company by means of a proxy contest or otherwise. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of the Combined Company, including transactions that might result in a premium over the market price for Combined Company Class A Common Shares. These provisions will replace and substitute applicable provisions of the CBCA and the Company cannot predict whether they will make an acquisition more or less likely compared to those provisions.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Combined Company to first negotiate with the Combined Company Board. We believe that the benefits of the Combined Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Combined Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated Preferred Stock will make it possible for the Combined Company Board to issue shares of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Combined Company. Such provision may have the effect of deterring hostile takeovers or delaying changes in control or management of the Combined Company.

Special Stockholder Meetings

The Combined Company Certificate of Incorporation and the Combined Company Bylaws will provide that a special meeting of stockholders may be called only by the Chairman of the Combined Company Board or the majority of the whole Combined Company Board. This may limit the ability of the Combined Company stockholders to take action between annual meetings without the prior approval of the Combined Company Board.

Stockholder Action by Written Consent

Until the first date on which Stagwell and its Permitted Transferees (as defined in the A&R OpCo LLC Agreement), directly or indirectly, cease to beneficially own, in the aggregate, Combined Company Common Shares representing at least thirty percent (30%) of the Combined Company’s voting power, the Combined Company Certificate of Incorporation will permit stockholders to take action by written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals and Proxy Access

The Combined Company Bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Combined Company Board or a committee of the Combined Company Board.

Composition of the Combined Company Board; Election and Removal of Directors

The Combined Company Board will consist of one or more members, the number thereof to be determined from time to time by the Combined Company Board. Upon the consummation of the Proposed Transactions, it is expected that the Combined Company Board will consist of nine members. The directors of the Combined Company are elected until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. At each annual meeting of the Combined Company, directors will be elected to one-year terms.

Subject to the rights, if any, of holders of any series of Preferred Stock with respect to removal without cause of directors elected by such holders, the directors of the Combined Company may be removed with or without cause at any time by the holders of a majority of the Combined Company Shares entitled to vote at a meeting of the shareholders of the Combined Company.

Directors on the Combined Company Board will be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, except if, as of the date that is 14 days before the Combined Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of director nominees exceeds the number of directors to be elected, in which case directors on the Combined Company Board will be elected by the vote of a plurality of the votes cast. Unless plurality voting shall have applied to the election, any director who receives a greater number of “against” votes than votes “for” election, the Combined Company Board will decide whether to accept or reject the resignation that was submitted upon his or her election, or whether other action should be taken. The Combined Company Board will act on such recommendation within 90 days following certification of the election results.

Exclusive Forum

The Combined Company Certificate of Incorporation will provide that, unless the Combined Company consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware will be the exclusive forum (or if the Court of Chancery of the State of Delaware lacks jurisdiction, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) for: (a) any derivative action or proceeding brought on behalf of the Combined Company, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Combined Company to the Combined Company or the Combined Company’s stockholders, (c) any action or proceeding asserting a claim arising pursuant to any provision of the DGCL (or any successor provision thereto) or as to which the DGCL (or any successor provision thereto) confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the Company (as each may be amended form time to time), (e) any action asserting a claim governed by the internal affairs doctrine or (f) any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. The exclusive forum provision does not purport to apply to suits brought to enforce a duty or liability created by the U.S. Exchange Act, or any rules or regulations promulgated thereunder, or any other claim for which the United States federal courts have exclusive jurisdiction.

The Combined Company Certificate of Incorporation will further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the U.S. Securities Act.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Combined Company or its directors, officers or other matters pertaining to the Combined Company’s internal affairs, and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions of the Combined Company Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Combined Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, results of operations or financial condition.

Business Combinations Involving Interested Stockholders

In general, Section 203 of the DGCL (“Section 203”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to the time the person became an interested stockholder, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder. Generally, a “business combination” is defined to include a merger, consolidation, a sale of assets and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that owns (or is an affiliate or associate of the corporation and within the prior three years did own) 15% or more of a corporation’s voting stock, and the affiliates and associates of any such person.

Section 203 provides that these restrictions do not apply if, among other things, the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Combined Company Certificate of Incorporation will opt out of Section 203 until the first date on which Stagwell and its permitted transferees, directly or indirectly, cease to beneficially own, in the aggregate, Combined Company Common Shares representing at least five percent (5%) of the Combined Company voting power. From and after such date, the Combined Company shall be governed by Section 203 so long as Section 203 by its terms would apply to the Combined Company.

Corporate Opportunities Waiver

Directors of the Combined Company (the “Exempted Persons”) will not have any duty to refrain from (i) engaging directly or indirectly in the same or similar business activities or lines of business that the Company does, (ii) doing business with any potential or actual customer or supplier of the Combined Company, or (iii) employing or otherwise engaging any officer or employee of the Combined Company. In the event that any Exempted Person acquires knowledge of a potential transaction or matter which may be a corporate opportunity for him or herself or another person and us, the Company will not have any expectancy in the corporate opportunity, and no Exempted Person will have any duty to communicate or offer the corporate opportunity to us and may pursue or acquire such corporate opportunity for him or herself or direct such opportunity to another person. In addition, Exempted Persons will be expressly permitted to act in their own best interest, and will be under no obligation to take any action in their capacity as a director of the Combined Company that prefers the interest of the Combined Company over their own self-interest. Exempted Persons will further be expressly permitted to use information they acquired as a director of the Combined Company that enhanced their knowledge and understanding of the industries in which the Combined Company operates in making investment or voting decisions relating to non-MDC entities or securities.

By becoming a stockholder in the Combined Company by virtue of the Proposed Transactions, you will be deemed to have received notice of these provisions of the Combined Company Certificate of Incorporation.

Limitations of Liability and Indemnification Matters

The Combined Company Certificate of Incorporation will contain provisions that limit the liability of the directors of the Combined Company for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. Consequently, Combined Company directors will not be personally liable to the Combined Company or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the Combined Company or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Combined Company Bylaws will provide that the Combined Company is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Combined Company Bylaws will also obligate the Combined Company to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, the Combined Company will enter into agreements with Combined Company directors and officers to indemnify such directors and officers. With specified exceptions, these agreements will provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Also, the Combined Company will maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Combined Company Certificate of Incorporation and Combined Company Bylaws may discourage stockholders from bringing a lawsuit against Combined Company directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Combined Company directors and officers, even though an action, if successful, might benefit the Combined Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that the Combined Company pays the costs of settlement or damages.

Uncertificated Shares

The Combined Company Common Shares will be uncertificated, and holders of Combined Company Common Shares will not have the right to require the Combined Company to issue certificates for their shares.

Stock Exchange Listing

The Combined Company Class A Common Shares will be listed on NASDAQ. See “The Proposed Transactions — Listing of the Combined Company Class A Common Shares; Reporting Requirements” “ The Redomiciliation — Certain Legal and Regulatory Matters — Stock Exchange Listing” in the Proxy Statement/Prospectus.

Registrar and Transfer Agent

The transfer agent and registrar for Combined Company Shares following completion of the Proposed Transactions will be American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219. AST US, and its Canadian office, at AST Trust Company (Canada), P.O. Box 700, Station B, Montreal, QC H3B 3K3, will act as co-transfer agent.